                                                                    Exhibit 10.4

                               EXECUTIVE AGREEMENT

      This EMPLOYMENT AGREEMENT ("Agreement), effective as of April 17, 2000, is executed as of the 25th day of August, 2000 by and between GLOBALEURONET GROUP, INC., a Delaware corporation with its principal office at 11601 Wilshire Boulevard, Suite 500, Los Angeles, California 90025 (the "Company"), and Scott Harris (the "Executive") whose address is 2326 Veteran Avenue, Los Angeles, California 90064.

                                    RECITALS

      A. Pursuant to an oral agreement with the Company, the Executive has been acting as Vice President of the Company since April 4, 2000.

      B. The Company and the Executive desire to document the oral agreement and desire that the Executive continue to serve as Vice President of the Company.

      C. The Executive possesses intimate knowledge of the business and affairs of the Company.

      D. The Board of Directors (the Board") of the Company recognizes that the Executive's contribution to the growth and success of the Company has been and will be substantial and desires to assure the Company of the Executive's continued employment in an executive capacity and to compensate him therefor.

      E. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

      F. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE in consideration of the premises and of the mutual covenants and agreement set forth herein, the parties hereby agree as follows:

      1. Employment.

            1.1 Employment and Term. The Executive shall continue to serve the Company, on the terms and conditions set forth herein for the period (the "Term") effective as of April 17, 2000 (the "Commencement Date") and expiring on the one year anniversary of the completion of each six month period following the Commencement Date, unless sooner terminated as hereinafter set forth, provided, however, that the Term of this Agreement shall automatically be extended under the same terms and conditions as set forth herein unless the Company or the Executive gives written notice to the other ninety (90) days prior to any anniversary of the Commencement Date of its or his intention to terminate this Agreement.

            1.2 Duties of Executive. The Executive shall report to the Company's Co-Chief Executive Officers. Executive shall devote substantially all his productive time, ability, and attention to the Company's business during the term of this Agreement. Executive shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement. Furthermore, Executive agrees to cooperate with and work to the best of his ability with Company's management team, which includes the Board of Directors and the officers and other employees, to continually improve the Company's reputation in its industry for performance. During his employment the Executive will not engage in any other business activities, regardless of whether such activity is pursued for profits, gains, or other pecuniary advantage. However, nothing in this Agreement shall prevent The Executive from passively investing in business activities so long as such investments require no active participation by the Executive, or serving on Boards of Directors so long as such service is disclosed to and approved by the Chairman of the Company's Board.

      2. Compensation.

            2.1 Base Salary. During the Term and any extension of the Term pursuant to paragraph 1.1, the Executive shall receive a base salary at the annual rate of $150,000 (the "Base Salary"). The Base Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Notwithstanding the above, at the discretion of the Board of Directors of the Company, the Base Salary may be increased, but shall not be decreased, on each anniversary of the Commencement Date during the Term and any extension of the Term.

            2.2 Bonus. The Executive shall be entitled to receive annual bonuses as shall be determined in the sole and absolute discretion of the Board or its Compensation Committee.

            2.3 Employee Benefit Plans. Executive shall be entitled, during the specified period of this Agreement, in addition to those benefits specially addressed below, to participate equally with other employees of a similar rank in any retirement, pension, profit-sharing, insurance, or other plans which may now be in effect or which may be adopted by Company. The benefit plans shall be with such underwriters and shall contain such provisions as Company, in its sole discretion, may determine from time to time. Company may delete coverages and otherwise amend and change the type and quantity of benefit plans it provides in its sole discretion.

            2.4 Stock Options, Stock Grants, SARs, Pension, 401-K and Other Similar Programs. The Executive will participate in all non-cash compensation arrangements established or to be established by the Company.

      The Executive wilt participate in the Stock Option Plan ("the Plan") discussed in the Company's Offering Memorandum dated February 25, 2000.

            2.5 Participation in Carried Interest. Executive's participation in the percentage of profits in investments made that is to be allocated to Company employees (the "Carried Interest) will be 8.889% of such Carried Interest (i.e.
- 2% of the investment profits).

      3. Expense Reimbursement and Other Benefits.

            3.1 Expense Reimbursement. During the Term, the Company, upon the submission of supporting documentation by the Executive, and in accordance with Company policies for its executives, shall reimburse the Executive for all expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel, entertainment, computer allowance, and such other expenses as approved by the Company.

            3.2 Other Benefits. The Company shall obtain or shall continue in force comprehensive major medical and hospitalization insurance coverage, either group or individual, for the Executive and his dependents which insurance the Company shall keep in effect at its sole expense throughout the Term. The insurance to be provided by the Company shall be on terms as determined by the Board.

            3.3 Working Facilities. The Company shall furnish the Executive with an office, an executive assistant and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

      4. Termination.

            4.1 Termination for Cause. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement "Cause" shall only mean (i) subject to the following sentences, any action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within 20 business days after receipt by Executive of notice of same, (ii) fraud, embezzlement or misappropriation as against the Company, or (iii) the conviction (from which no appeal can be taken) of Executive for any criminal act which is a felony. Upon any determination by the Board that Cause exists under clause (i) of the preceding sentence, the Company shall cause a special meeting of The Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than 10 business days after Executive's receipt of the notice contemplated by clause (i). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear, any termination for Cause pursuant to this Paragraph 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Paragraph 3.1 hereof). In addition, upon any termination pursuant to this paragraph 4.1. the Executive hereby agrees to resign his position as a member of the Boards of Directors of the Company and any Subsidiary.

            4.2 Disability. Notwithstanding anything to the contrary contained in this Agreement if, during the term hereof the Executive suffers a disability (as defined below) the Company shall, subject to the provisions of Paragraph 4.3 hereof continue to pay Executive the compensation provided in Paragraphs 2.1 and
3.2 hereof during the period of his disability, provided, however, that, in the event Executive is disabled for a period of more than 180 days in any 12 month period (the "Disability Period"), the Company may, at its election, within 90 days from the end of the Disability Period, terminate this Agreement. In the event of such termination, (a) payment of the Executive's Base Salary at the rate prevailing on the date of termination of the Executive and fringe benefits (to the extent permissible by applicable law) shall be continued for a period of 12 months after such termination. As used in this Agreement the term "disability" shall mean the complete inability of Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Company and the Executive. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination subject, however, to the provisions of Paragraph 3.1 hereof).

            4.3 Death. In the event of the death of Executive during the Term of this Agreement the Company shall pay to Executive's legal representative any unpaid Base Salary accrued through the date of his death.

            4.4 Termination Without Cause. The Company may terminate this Agreement without Cause, at any time. Termination of this Agreement shall become effective 90 days after delivery of written notice to Executive (the "Termination Date"), provided the Company shall pay Executive his Base Salary as then in effect in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes, for a period of one year from the Termination Date.

      5. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

      6. Restrictive Covenants.

            6.1 Agreement Not to Use or Disclose, Confidential/Proprietary Information. During the Term and thereafter, the Executive, promises and agrees that he will not disclose or utilize any confidential or proprietary information acquired during the course of service with the Company and/or its related business entities. The Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential or proprietary information pertaining to the business of the Company. Any confidential or proprietary information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of the Company's products and services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary. For purposes of this Agreement "Confidential and Proprietary Information" means information disclosed to the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof and not generally known or in the public domain, about the Company or its business, This paragraph 6.1 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive, the Company or by its own terms. This restrictive covenant may be assigned to and enforced by any of the Company's assignees or successors.

            6.2 Competition. During the Term and for a period of one year thereafter, Executive shall not, directly or indirectly engage in or have any interest in, directly or indirectly, by sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages primarily in the development, marketing, distribution, underwriting or sale of products and services competitive with the Company's and/or any subsidiary's products and services in any and all States in which the Company and/or any subsidiary conducts its business during the Term or at the time Executive's employment with the Company is terminated (the "Territory") provided, however, that Executive may hold Company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any publicly held corporation, so long as Executive does not control, acquire a controlling interest in, or become, a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such publicly traded corporation, and provided further that the Company pays the Executive's Base Salary as then in effect for this one year period in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

            6.3 Nonsolicitation of Employees. During the Term and for a period of one year thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, provided the Company satisfies its obligations under paragraph 6.2 herein.

            6.4 Books and Records. All books, records, accounts and similar repositories of Confidential and Proprietary Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the, Company on termination of this Agreement or on the Board's request at any time.

      7. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Paragraph 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Paragraph 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

      8. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all or its assets to, another corporation that assumes this Agreement and all obligations of the Company hereunder, in writing. Upon such consolidation, merger, or transfer of assets and assumption, the term "the Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

      9. Binding Effect. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties, hereto, their personal representatives, successors, heirs and assigns.

      10. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of paragraphs are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

      11. Further Assurances. At any time, and from time to time, each party will take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

      12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the Subject matter hereof.

      13. Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

      14. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party and except as provided in Paragraph 8 hereof.

      IS. Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of California, without giving effect to the application of the principles pertaining to conflicts of laws.

      16. Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

      17. Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement, therefore, this Agreement shall be, construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning, thereof.

      18. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

      19. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the state courts of California, located within the County of Los Angeles. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

      20. Survival. All covenants, agreement, representations and warranties made herein or otherwise made in writing by any party pursuant hereto, shall survive the execution and delivery of this Agreement and the termination of the employment of the Executive.

      21. No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this agreement.

      22. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

      23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when sent by facsimile with receipt confirmed or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier, addressed to the parties at the address first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

      IN WITNESS WHEREOF, this Agreement has been duly signed by the parties hereto on the day and year first above written.


                                     GLOBALEURONET GROUP, INC.


                                     By /s/ Jay Matulich
                                        ----------------------------------------
                                        Jay Matulich, Co-Chief Executive Officer


                                        /s/ Scott Harris
                                        ----------------------------------------
                                        Scott Harris

                        AMENDMENT TO EXECUTIVE AGREEMENT

      This Amendment to EXECUTIVE AGREEMENT (the "Amendment") dated as of December 15, 2000 (the "Amendment Date"), is entered into by and between GlobalEuronet Group, a Delaware corporation (the "Company"), and Scott Harris, an individual (the "Executive" and the Company each a "Party" and collectively, the "Parties").

                              W I T N E S S E T H:

      WHEREAS, the Parties hereto are parties to that certain Executive Agreement between the Company and the Executive dated as of August 25, 2000 (the "Agreement"); and

      WHEREAS, Paragraph 13 of the Agreement provides that the Agreement may be amended by an instrument duly executed by the Parties;

      WHEREAS, the Parties intend to continue and strengthen the Executive's employment status with the Company; and

      WHEREAS, the Parties hereto desire to amend the Agreement to add such terms and conditions as set forth below.

      NOW, THEREFORE, the Parties hereby agree as follows:

      Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings as described thereto in the Agreement.

      Section 2. Amendment to Section 1. Paragraph 1.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

      "Employment and Term. The Executive shall continue to serve the Company, on terms and conditions set forth herein, for the period of two (2) years (the 'Term') effective as of April 17, 2000 (the 'Commencement Date'), unless sooner terminated as hereinafter set forth; provided, however, that the Term shall automatically be renewed and extended under the same terms and conditions on each anniversary of the Commencement Date unless the Company or the Executive gives written notice to the other of its or his intention to terminate this Agreement ninety (90) days prior to the expiration of the Term as set forth above."

      Section 3. Amendment to Section 3. Section 3 of the Agreement entitled "Expense Reimbursement and Other Benefits" is hereby amended to add Paragraph
3.4 as follows:

      "Indemnification. Executive shall, in addition to any other legal or contractual rights to indemnification provided by the Company, be provided coverage under all indemnification policies and director and officer liability policies maintained by the Company for its senior executives."

      Section 4. Amendment to Section 4. Paragraph 4.4 of the Agreement is hereby deleted and replaced in its entirety with the following:

      "Termination Without Cause. The Company can terminate this Agreement without cause at any time upon 90-day's written notice to Executive, provided that the Company shall pay to Executive or his representatives:

      (i) all Base Salary compensation as is due pursuant to Section 2.1 herein, prorated through the date of termination of employment (the 'Termination Date');

      (ii) a lump sum payment of an amount equal to two (2) years of Executive's then-current Base Salary;

      (iii) payment of COBRA medical insurance coverage for Executive and his immediate family for eighteen (18) months following the Termination Date;

      (iv) immediate vesting of all of Executive's stock options to purchase equity interests in the Company;

      (v) immediate vesting of all pension benefits;

      (vi) all expense reimbursements due and owing Executive through the Termination date under Paragraph 3.1 herein, including reimbursements for reasonable and necessary business expenses incurred prior to the Termination Date, as long as Executive submits a written accounting of such expenses in accordance with Section 3.1 herein within forty-five (45) days of the Termination Date.

      (vii) Executive shall maintain his then-existing percentage interest in the Company's Equity Incentive Compensation Plan."

      Section 5. Amendment to Section 4. Section 4 of the Agreement entitled "Termination" is hereby amended to add Paragraph 4.5 as follows:

      "Termination By Executive For Good Reason. Executive may terminate employment for 'good reason' at any time upon written notice to the Company if the Company takes any of the following actions without the express written consent of Executive: (i) a reduction in the Executive's Base Salary or the benefits set forth above, and the reduction is not part of a general reduction in executives' compensation; (ii) the relocation of the Company's headquarters to a location more than twenty five (25) miles from the Company's current headquarters at 11601 Wilshire Blvd., Los Angeles, California; (iii) the assignment of Executive to a lower position in the organization in terms of his title, responsibility, authority or status unless agreed to in writing by Executive; or (iv) a Change of Control of the Company, as defined in Exhibit A attached hereto.

      "In the event of termination pursuant to this Paragraph 4.5, the Company shall pay to Executive or his representatives:

      (a) all Base Salary compensation as is due pursuant to Section 2.1 herein, prorated through the Termination Date;

      (b) a lump sum payment of an amount equal to two (2) years of Executive's then-current Base Salary;

      (c) payment of COBRA medical insurance coverage for Executive and his immediate family for eighteen (18) months following the Termination Date;

      (d) immediate vesting of all of Executive's stock options to purchase equity interests in the Company;

      (e) immediate vesting of all pension benefits

      (f) all expense reimbursements due and owing Executive through the Termination date under Paragraph 3.1 herein, including reimbursements for reasonable and necessary business expenses incurred prior to the Termination Date, as long as Executive submits a written accounting of such expenses in accordance with Section 3.1 herein within forty-five (45) days of the Termination Date.

      (g) Executive shall maintain his then-existing percentage interest in the Company's Equity Incentive Compensation Plan."

      Section 6. Amendment to Section 4. Section 4 of the Agreement entitled "Termination" is hereby amended to add Paragraph 4.6 as follows:

      "Excise Tax Gross-Up. In the event any of the payments hereunder shall become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the 'Code'), or any similar or successor provision of federal, state, or local law, the Company shall pay to Executive such additional amounts as may be necessary to fully offset the tax effects of such excise tax or taxes, in accordance with procedures as may be mutually agreed upon by the parties. In addition, the Company shall be responsible for any and all fees and expenses incurred by Executive in connection with any audit by the Internal Revenue Service claiming additional tax pursuant to Section 4999 of the Code."

      Section 7. Amendment to Section 4. Section 4 of the Agreement entitled "Termination" is hereby amended to add Paragraph 4.7 as follows:

      "No Mitigation; No Offset. The parties hereto agree that Executive shall not be required to mitigate damages in respect of any termination benefit or payment due under this Agreement or in respect of any damage award as a result of the Company's breach of this Agreement, nor shall any such benefit or award be offset by any future compensation or income received by Executive from any other source. The Company shall not have the right to offset against its obligations hereunder or against any such damage award any amounts payable by Executive to Company for any reason."

      Section 8. Amendment to Exhibits. The Agreement is hereby amended to add Exhibit A [as follows / attached hereto]:

                               "CHANGE OF CONTROL

      "A 'Change of Control' as used in the Executive Agreement of which this
Exhibit is a part shall mean any of the following:

      (1) any 'person,' as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or its Affiliate), is or becomes the "beneficial owner" (as defined in Rule 1 3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

      (2) in the event that the individuals who on the Amendment Date constitute the Board of Directors, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the Board then still in office who either were members of the Board on the Amendment Date or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

      (3) the stockholders of the Company approve a merger or consolidation of the Company with or the sale of the Company to any other entity and, in connection with such merger, consolidation or sale; individuals who constitute the Board immediately prior to the time any agreement to effect such merger or consolidation is entered into fail for any reason to constitute at least a majority of the board of directors of the surviving corporation following the consummation of such merger or consolidation; or

      (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets to an entity not controlled by the Company."

      Section 9. Continuing Agreement. Except as specifically amended hereby, all of the terms of the Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

      Section 10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 11. Miscellaneous. Each section of the Agreement from and including Section 8 through Section 23 including, but not limited to, Section 9 ("Binding Effect"), Section 15 ("Choice of Law"), Section 18 ("Severability") and Section 19 ("Enforcement"), is herein incorporated by this reference.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                            GLOBALEURONET GROUP, INC.


                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------


                            By:
                               ------------------------------------------------
                            Name: Scott Harris